                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       PAREXEL International Corporation
                (Name of Registrant as Specified In Its Charter)

                       PAREXEL International Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                 [PAREXEL LOGO]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                                             October 8, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PAREXEL International Corporation (the "Company") to be held at 10:00 a.m., Eastern Standard Time, Tuesday, November 13, 2001, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420.

     At this meeting, you will be asked to:

     (i) elect two Class III Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2004 and until his successor is duly elected and qualified;

     (ii) approve the Company's 2001 Stock Incentive Plan; and

     (iii) ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

     The Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

     Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          /s/ Josef H. von Rickenbach
                                          Josef H. von Rickenbach
                                          Chairman of the Board and Chief
                                          Executive Officer

                                 [PAREXEL LOGO]
      -------------------------------------------------------------------
                 195 West Street, Waltham, Massachusetts 02451
                            Telephone: 781-487-9900
                               Fax: 781-487-0525

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 13, 2001

To the Stockholders of PAREXEL International Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), will be held at 10:00 a.m., Eastern Standard Time, on Tuesday, November 13, 2001, at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420, to consider and vote upon the following proposals:

     1. To elect two Class III Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2004 and until his successor is elected and qualified;

     2. To approve the Company's 2001 Stock Incentive Plan;

     3. To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2002; and

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on September 25, 2001 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Mark T. Beaudouin
                                          Mark T. Beaudouin
                                          Clerk
Waltham, Massachusetts
October 8, 2001

                                 [PAREXEL LOGO]

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                October 8, 2001

     This Proxy Statement is being furnished to holders of common stock, par value $.01 per share ("Common Stock"), of PAREXEL International Corporation, a Massachusetts corporation ("PAREXEL" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, November 13, 2001, and at any adjournments or postponements thereof (the "Meeting"), at the Museum of Our National Heritage located at 33 Marrett Road, Lexington, Massachusetts 02420. The Company's 2001 Annual Report is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting on or about October 9, 2001.

     The purpose of the Meeting is:

     1. To elect two Class III Directors to the Company's Board of Directors, each to serve for a term continuing until the annual meeting of stockholders in 2004 and until his successor is elected and qualified;

     2. To consider and vote upon a proposal to approve the Company's 2001 Stock Incentive Plan as set forth herein; and

     3. To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending June 30, 2002.

     The Board has fixed the close of business on September 25, 2001 as the record date (the "Record Date") for the determination of the Company's stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 24,810,613 shares of the Company's Common Stock were issued and outstanding.

     The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Clerk, at or before the taking of the vote at the Meeting.

     The persons named as attorneys in the proxy are officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board, will be voted for the election of the Director nominees named herein. Any stockholder submitting a proxy has the right to withhold authority to vote for a nominee to the Board by so marking the box provided on the proxy.

     In addition to the election of two Class III Directors, the stockholders will consider and vote upon proposals to approve the Company's 2001 Stock Incentive Plan and to ratify the selection of auditors, all as further described in this Proxy Statement. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

     The representation in person or by proxy of the holders of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. Shares which abstain from voting on a particular matter, and shares held in "street name" by brokers or nominees which indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of Directors, which requires the affirmative vote of a plurality of the shares voting on the matter. In addition, abstentions and broker non-votes will have no effect on the voting or on the remaining matters to be voted at the Annual Meeting, each of which requires the affirmative vote of a majority of the shares voting on the matter.

     Where a choice has been specified on the proxy with respect to any of the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. The shares will be voted FOR the matter in question if no specification is made.

     The Board knows of no other matter to be presented at the Meeting. If any other matters are properly presented for consideration at the Meeting (or any adjournment or postponements thereof), the persons named in the enclosed form of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of September 15, 2001 (unless otherwise indicated) (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each current Director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table on page 12, and (iv) by all current Directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                           SHARES BENEFICIALLY     PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                        OWNED (1)         BENEFICIALLY OWNED (1)
------------------------                                   -------------------    ----------------------
Wellington Management Company, LLP(2)....................       2,983,800                  12.0%
EQSF Advisers, Inc., et al.(3)...........................       2,917,079                  11.8
Vanguard Specialized Funds -- Vanguard Health Care
  Fund(4)................................................       1,570,200                   6.4
Massachusetts Financial Services Company(5)..............       1,490,431                   6.0
Franklin Resources, Inc., et al.(6)......................       1,339,560                   5.5
Fisher Investments, Inc.(7)..............................       1,258,800                   5.1
A. Dana Callow, Jr.(8)...................................          95,244                   0.4
A. Joseph Eagle(9).......................................          14,199                   0.1
Patrick J. Fortune, Ph.D.(10)............................          62,327                   0.3
Werner M. Herrmann(11)...................................         114,136                   0.5
Serge Okun(12)...........................................          45,159                   0.2
William U. Parfet........................................              --                     *
Josef H. von Rickenbach(13)..............................         321,845                   1.3
William T. Sobo, Jr.(14).................................          71,392                   0.3
Andrew J. Morffew, Ph.D.(15).............................          22,400                   0.1
Barry R. Philpott(16)....................................          73,131                   0.3
Andrew L. Smith(17)......................................          11,250                     *
James F. Winschel, Jr.(18)...............................          38,046                   0.2
All executive officers and directors as a group (15
  persons)(19)...........................................         968,548                   3.8%

---------------

  *  Less than 0.1% of the outstanding Common Stock.

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. In calculating the percentage of shares of Common Stock beneficially owned by each person or entity listed, the number of shares of Common Stock deemed outstanding includes: (i) 24,808,338 shares of Common Stock outstanding as of September 15, 2001; and (ii) shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after September 15, 2001 ("Presently Exercisable Stock Options"), as set forth below. Any references in the footnotes below to shares subject to stock options held by the person in question relates only to Presently Exercisable Stock Options.

 (2) The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Ownership is stated as of June 30, 2001. This entity has shared voting power with regard to 1,344,400 of these shares, sole voting power with regard to none of these shares and shared disposition power with regard to all of these shares. This entity is a registered investment adviser.

 (3) The mailing address for this entity is 767 Third Avenue, New York, New York 10017. Ownership is stated as of July 31, 2001. Consists of 1,522,600 shares beneficially owned by EQSF Advisers, Inc., ("EQSF") and 1,394,479 shares beneficially owned by M.J. Whitman Advisers, Inc. ("MJWA"). MJWA has sole voting power with regard to 1,318,009 of the shares beneficially owned by it. Martin J. Whitman, Chief Executive Officer and controlling person of EQSF and MJWA, disclaims beneficial ownership of such shares. Each of EQSF and MJWA is a registered investment adviser.

 (4) The mailing address for this entity is P.O. Box 2600, Valley Forge, Pennsylvania 19482. Ownership is stated as of February 9, 2001, as reflected in a Schedule 13-G/A filed with the Securities and Exchange Commission (the "Commission"). This entity is a registered investment company and has shared disposition power with regard to these shares.

 (5) The mailing address for this entity is 500 Boylston Street, Boston, Massachusetts 02116. Ownership is stated as of July 31, 2001.

 (6) The mailing address for this entity is 777 Mariners Island Boulevard, San Mateo, California 94404. Ownership is stated as of January 26, 2001, as reflected in a Schedule 13-G filed with the Commission. These shares are beneficially owned by Franklin Resources, Inc. ("FRI"), Charles B. Johnson and Rupert H. Johnson, Jr. Messrs. Johnson are the principal stockholders of FRI. Direct and indirect advisory subsidiaries of FRI have the sole power to vote 1,201,800 of these shares and sole power to dispose of 1,339,560 of these shares. FRI, Messrs. Johnson and the advisory subsidiaries disclaim beneficial ownership of these shares.

 (7) The mailing address for this entity is 13100 Skyline Boulevard, Woodside, California 94062. Ownership is stated as of August 6, 2001. This entity has sole voting power with regard to 918,200 of these shares. This entity is an investment adviser.

 (8) Includes 80,662 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

 (9) Includes 4,849 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(10) Includes 56,996 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(11) Includes 22,150 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options. Includes 91,986 shares of Common Stock owned by Sawema Investments Ltd., a Cayman Islands corporation and the sole shareholder of Sawema Trust, of which Dr. Herrmann is currently the sole beneficiary.

(12) Includes 41,159 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(13) Includes 218,249 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(14) Includes 67,632 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(15) Consists of 22,400 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(16) Includes 68,600 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

(17) Consists of 11,250 shares of common stock pursuant to Presently Exercisable Stock Options.

(18) Includes 23,750 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options. Includes 2,000 shares of common stock held as custodian for children.

(19) Includes 710,672 shares of Common Stock issuable pursuant to Presently Exercisable Stock Options.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Restated Articles of Organization, the Company's Board is divided into three classes: the Class I, Class II and Class III Directors. Each Director is elected for a three-year term of office, with one class of Directors being elected at each Annual Meeting of Stockholders. The Class III Directors' terms will expire at this Meeting. Each Director holds office for a term continuing until the annual meeting of stockholders held in the third year following the year of his election and until his successor is duly elected and qualified. The two nominees for Class III Directors are Josef
H. von Rickenbach and A. Dana Callow, Jr. William T. Sobo, Jr., currently a Class III Director, is not standing for re-election. The information below sets forth for each member of the Board, including the Class III nominees to be elected at the Meeting, such person's age, principal occupations during the past five years and certain other information.

     All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not duly and timely revoked, will be voted at such Meeting in accordance with the instructions indicated in such proxies. Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for the nominees to the Board will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees named below. The election of the Directors will be determined by a plurality of the votes cast at the Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of other persons.

CLASS III DIRECTORS: TO BE ELECTED AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     JOSEF H. VON RICKENBACH, 46, founded PAREXEL in 1983 and has served as a Director, Chairman of the Board and Chief Executive Officer since then and also served as President until April 2001. Prior to his involvement with PAREXEL, he was European Area Manager with ERCO (now ENSECO), Inc., a diversified testing and technical consulting company. Mr. von Rickenbach has worked for Schering-Plough, Inc. and 3M (East), a division of Minnesota Mining and Manufacturing, Inc. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and has an undergraduate degree from the College of Economics and Administration in Lucerne, Switzerland.

     A. DANA CALLOW, JR., 49, was elected a Director of the Company in June 1986 and is a member of the Audit Committee, Compensation Committee and Stock Option Committee of the Board. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners Limited Partnership and Boston Millennia Partners II Limited Partnership, both venture capital firms. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures' Limited Partnerships. He is a member of the Board of Overseers of Tufts University School of Medicine. He is currently a director of PHT Technologies, Inc., and several other private companies.

CLASS I DIRECTORS: TERM EXPIRES AT 2002 ANNUAL MEETING OF STOCKHOLDERS

     PATRICK J. FORTUNE, PH.D., 54, was elected a Director of the Company in June 1996 and is a member of the Audit Committee and the Stock Option Committee of the Board. Since July 2001, Dr. Fortune has served as a Partner of Boston Millenia Partners II Limited Partnership, a venture capital firm. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and health products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco and held several management positions with Baxter International, Inc., including Corporate Vice President, President, Parenteral Products Division, Vice President, Research and Development and Vice President, Information Services.

     PROF. DR. MED. WERNER M. HERRMANN, 60, was elected a Director of the Company in April 1991 and has been a consultant to the Company since June 2001. From 1991 to June 2001, Dr. Herrmann served as Chief Scientific Officer and as Senior Vice President of the Company's worldwide clinical pharmacology business unit. Dr. Herrmann founded a Berlin-based provider of clinical and biostatistical and clinical data management services in 1982, which was acquired by PAREXEL and renamed PAREXEL GmbH Independent Pharmaceutical Research Organization. Prior to 1982, Dr. Herrmann was head of the Psychiatry and Neurology Branch, Department of Experimental and Clinical Pharmacology, Institute for Drugs, Federal Health Office, Berlin, Germany, from 1979 to 1982 and worked for Schering AG, Berlin, Germany from 1970 to 1979. Dr. Herrmann is a Full Professor at the Department of Psychiatry, Free University of Berlin. Since 1999, Dr. Herrmann has served as Chairman of the Board of Directors of 3Clinical Research, a contract research organization based in Germany with a particular emphasis on pharma geriatrics.

     WILLIAM U. PARFET, 54, was appointed a Director of the Company effective June 2001 and is a member of the Audit Committee of the Board. Since May, 1999 Mr. Parfet has served as the Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a research laboratory conducting risk assessment toxicology studies. From October 1995 to May 1999, he served as Co-Chairman of MPI Research,

LLC and from 1993 to 1996 as President and Chief Executive Officer of Richard-Allan Medical Industries, a worldwide manufacturer of surgical products. Prior to that he had served in a variety of positions at The Upjohn Company, most recently as Vice Chairman of the Board. He is a director of Pharmacia Corporation, Stryker Corporation, Apogent Technologies, Inc., CMS Energy Corporation, Monsanto Company, Reptron, Inc. and the Financial Accounting Foundation. He is also a Commissioner of the Michigan Department of Natural Resources.

CLASS II DIRECTORS: TERM EXPIRES AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     SERGE OKUN, 55, was initially elected a Director of the Company in November 1997 and is a member of the Compensation Committee of the Board. Since August 1996, Mr. Okun has served as President and Chief Executive Officer of PST International and President of BMTS, both privately held ventures in health care technology. Prior to his positions at PST International, Mr. Okun held several senior management positions including Corporate Executive Vice President and Corporate Senior Vice President at Dun & Bradstreet, in addition to various senior management positions at IMS International and A.C. Nielson Company, two companies constituting Dun & Bradstreet's Marketing Information Services Division. At IMS International, Mr. Okun held several positions including President, Chief Executive Officer, Senior Vice President, President IMS America, President IMS France and General Manager IMS Canada. At A.C. Nielson Company, Mr. Okun was President and Chief Executive Officer. Mr. Okun is a director of PST International, a privately held company.

     A. JOSEPH EAGLE, 54, was initially elected a Director of the Company in March 1998. Since April 2000, Mr. Eagle has primarily acted as a private investor. From March 1998 to April 2000, Mr. Eagle served as President of the Company's Medical Marketing Services Division and Managing Director of PAREXEL MMS Europe Limited. From 1990 to March 1998, Mr. Eagle served as Managing Director and Chairman of PPS Europe Limited, a medical marketing services company, which was acquired by the Company in March 1998. Prior to 1985, Mr. Eagle served as Marketing Director of Ciba Geigy UK Ltd. and was a Vice President of both Pfizer Asia Management Centre and Pfizer Africa Middle East. Prior to his service at Pfizer, Mr. Eagle was a product manager at Wellcome International.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board met eight times during the fiscal year ended June 30, 2001. The Board has a standing Audit Committee, Stock Option Committee and Compensation Committee. The Audit Committee, which oversees the accounting and financial functions of the Company, met three times during the fiscal year ended June 30, 2001. The Audit Committee has adopted a written charter, a copy of which is set forth on Appendix A to this proxy statement. Messrs. Callow, Fortune and Parfet are the current members of the Audit Committee. Each of the members of the Audit Committee is "independent" for purposes of the Nasdaq listing standards. The Stock Option Committee of the Company, which reviews and approves option grants and administers the Company's stock plans, took action by unanimous written consent 10 times during the fiscal year ended June 30, 2001. Messrs. Callow and Fortune are the current members of the Stock Option Committee. The

Compensation Committee of the Company, which reviews and makes recommendations concerning executive compensation, met once and took action by unanimous written consent once during the fiscal year ended June 30, 2001. Messrs. Callow and Okun are the current members of the Compensation Committee.

     During the fiscal year ended June 30, 2001, all of the Company's Directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board and all committees of the Board on which they served.

                               EXECUTIVE OFFICERS

     Executive officers serve at the discretion of the Board on an annual basis and serve until the first annual meeting of Directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

NAME                                        AGE                       POSITION(S)
----                                        ---                       -----------
Josef H. von Rickenbach...................  46     Chairman of the Board and Chief Executive Officer
Carl A. Spalding..........................  56     President and Chief Operating Officer
James F. Winschel, Jr.....................  52     Senior Vice President and Chief Financial Officer
Barry R. Philpott.........................  53     President, Clinical Research Services
Andrew J. Morffew, Ph.D...................  51     President, PAREXEL Consulting Group
Andrew L. Smith...........................  54     President, Medical Marketing Services
Ulf I. Schneider, Ph.D....................  44     Senior Vice President and Chief Administrative
                                                   Officer
Paule A. Dapres, M.D......................  57     Executive Vice President, Clinical Research
                                                   Services

     CARL A. SPALDING, has served as President and Chief Operating Officer of the Company since April 2001. From June 1998 to September 2000 Mr. Spalding served as Executive Vice President and Group President, Healthcare Product Services of Cardinal Health, Inc., a provider of healthcare products and services. From June 1992 to June 1998, he served as Divisional Vice President, Ross Pediatric Products of Abbott Laboratories, a pharmaceutical and healthcare products manufacturer. Prior to that, Mr. Spalding was with Johnson & Johnson for 22 years in various domestic and international positions.

     JAMES F. WINSCHEL, JR., has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. ("BTM"). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President -- Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

     BARRY R. PHILPOTT, has served as President of Clinical Research Services since March 2000 and President of the Company's European operations since July 1993. He is responsible for the management of the Company's core business for the design, management and conduct of clinical trials. From April 1998 to March 2000, he served as President of the Company's Consulting Group. From July 1996 to April 1998, he served as Chief Administrative Officer of the Company. Prior to joining PAREXEL in 1993, Mr. Philpott served in several senior management positions with EG&G Inc. (now Perkin Elmer Inc.), a diversified technology company based in Massachusetts, most recently as General Manager of its Worldwide Optical & Analytical Division. Previous to this position he was the President and Managing Director of EG&G Princeton Applied Research Corp.

     ANDREW J. MORFFEW, PH.D., has served as President of PAREXEL Consulting Group since March 2000. He joined the Company in April 1997 and has served in positions as Vice President Client Relations Group and Vice President PAREXEL Consulting Group. From January 1980 to April 1997 he held several positions in International Business Machines Corporation, an information technology company where from 1992 to April 1997 he served as a Principal in the IBM Consulting Group.

     ANDREW L. SMITH, has served as President, Medical Marketing Services since April 2000. From August 1996 to August 1999, Mr. Smith served as the Chief Executive Officer of Cerebrus plc, a UK based biotechnology start-up company. From December 1990 to August 1996, Mr. Smith served as Senior Vice President and Managing Director of SmithKline Beecham, a U.K. pharmaceutical company.

     ULF I. SCHNEIDER, PH.D., has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL GmbH since 1996, and is responsible for coordination of world wide administrative activities of the Company. From 1990 to 1996, he served as Director of Finance and Administration of PAREXEL GmbH.

     PAULE A. DAPRES, M.D., has served as Executive Vice President, Clinical Research Services, of the Company since January 1999 and is responsible for the management of the largest segment of the Company's clinical research services business unit. From 1993 to March 1996, she served as Vice President, and from April 1996 to June 1997 she served as Senior Vice President, of the Company's clinical research services business unit in Europe. From July 1997 to December 1998, she served as Senior Vice President of the Company's worldwide clinical research services. Prior to joining PAREXEL in 1992, Dr. Dapres served in several senior management positions at Schering-Plough, Inc. Dr. Dapres received her M.D. degree from the University of Paris.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, Directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Board.

     The Company invested $400,000 in PST International, a privately held venture in health care technology, in March 2001. Mr. Okun, a member of the Board, is the Chairman and CEO of PST International.

     The Company invested $500,000 in PHT Corporation, a privately held software and technology solutions company, in June 2001. Boston Millennia Partners, a venture capital firm, holds a substantial interest in this entity. Messrs. Callow and Fortune, members of the Board, are partners of Boston Millennia Partners.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater-than-ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16 forms they file.

     Based on the information provided to it, the Company believes that during the fiscal year ended June 30, 2001 all of its officers, Directors and greater-than-ten-percent stockholders complied with all Section 16(a) filing requirements, with the exception that a Form 5 for A. Dana Callow, Jr. was deemed to be filed late.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2001 and has discussed with PricewaterhouseCoopers LLP ("PWC") the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PWC is compatible with maintaining PWC's independence.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

                                          Respectfully submitted by the Audit
                                          Committee:

                                          A. Dana Callow, Jr.
                                          Patrick J. Fortune
                                          William U. Parfet

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer (the "CEO") and the four other most highly compensated executive officers other than the CEO in each case whose total salary and bonus exceeded $100,000 in fiscal 2001 (collectively, the "Named Executive Officers") with respect to the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                         ANNUAL COMPENSATION       COMPENSATION
                                                         --------------------   ------------------
                                                                                      AWARDS
                                                FISCAL                              SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR    SALARY(1)    BONUS     UNDERLYING/OPTIONS   COMPENSATION
---------------------------                     ------   ---------   --------   ------------------   ------------
Josef H. von Rickenbach.......................   2001    $370,696    $219,375        200,000           $ 3,000(2)
  Chairman of the Board                          2000     382,502       --            40,000             4,264
  and Chief Executive Officer                    1999     358,972       --             8,750             3,000
James F. Winschel, Jr.(3).....................   2001    $254,607    $180,500        --                $ 3,000(2)
  Senior Vice President and Chief Financial
    Officer                                      2000      20,833       4,167         95,000            --
Andrew L. Smith(4)............................   2001    $252,301    $112,644        --                $ 4,869(5)
  President, Medical Marketing Services          2000      39,809       --            45,000             1,162
Barry R. Philpott.............................   2001    $233,381    $ 90,791         30,000           $23,733(5)
  President, Clinical Research Services          2000     219,890       9,969         15,000            23,519
                                                 1999     213,525      10,032          3,850            17,885
Andrew J. Morffew, Ph.D.(6)...................   2001    $190,948    $ 64,998         20,000           $19,241(5)
  President, PAREXEL Consulting Group            2000     182,292      22,027          5,000            19,510

---------------

(1) Includes commissions, if any.

(2) Amounts shown represent employer contributions under the Company's 401(k) plan during the fiscal year.

(3) Mr. Winschel became Senior Vice President and Chief Financial Officer effective June 1, 2000.

(4) Mr. Smith became President, Medical Marketing Services effective April 26, 2000.

(5) Amounts shown represent employer contributions to defined benefit plans during the fiscal year.

(6) Mr. Morffew became President of PAREXEL Consulting Group effective March 21, 2000.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted pursuant to the Company's stock plans during the fiscal year ended June 30, 2001 to the Named Executive Officers as reflected in the Summary Compensation Table above.

                                                 INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                              --------------------------------------------------------     AT ASSUMED ANNUAL RATES
                               NUMBER OF      PERCENT OF                                       OF STOCK PRICE
                              SECURITIES    TOTAL OPTIONS                                  APPRECIATION FOR OPTION
                              UNDERLYING      GRANTED TO       EXERCISE                           TERM (1)
                                OPTIONS      EMPLOYEES IN     PRICE PER     EXPIRATION   ---------------------------
NAME                          GRANTED (2)   FISCAL YEAR(3)     SHARE(4)        DATE          5%             10%
----                          -----------   --------------   ------------   ----------   -----------   -------------
Josef H. von Rickenbach.....    200,000         15.38%          $12.30       8/15/08      $568,784      $1,934,357
James F. Winschel, Jr.......         --            --               --            --            --              --
Andrew L. Smith.............         --            --               --            --            --              --
Barry R. Philpott...........     30,000          2.31             8.19       10/3/08       117,222         280,851
Andrew J. Morffew, Ph.D.....     20,000          1.54             8.19       10/3/08        78,148         187,234

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2) Exercisable in four equal installments commencing one year from the date of grant.

(3) Based on an aggregate of 1,300,500 shares subject to options granted in the fiscal year ended June 30, 2001 to employees of the Company.

(4) The exercise price per share was equal to or above the fair market value of the Company's Common Stock on the date of grant.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning options granted to the Named Executive Officers, including (i) the number of unexercised stock options outstanding as of June 30, 2001; and (ii) the value of such unexercised options at June 30, 2001. No stock options were exercised by any of the Named Executive Officers for the fiscal year ended June 30, 2001.

                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED,
                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                       OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(1)
                                      ----------------------------    ---------------------------
NAME                                  EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                  -----------    -------------    -----------   -------------
Josef H. von Rickenbach...........      165,249         243,501        $792,912      $1,568,758
James F. Winschel, Jr.............       23,750          71,250         249,375         748,125
Andrew L. Smith...................       11,250          33,750         120,600         361,800
Barry R. Philpott.................       55,850          48,000         116,475         463,725
Andrew J. Morffew, Ph.D...........       15,900          26,200          11,719         261,356

---------------

(1) Value is based on the difference between the option exercise price and the fair market value at June 30, 2001, the fiscal year-end ($ 19.50 per share as quoted on the Nasdaq National Market on June 29, 2001) multiplied by the number of shares underlying the option.

                             EMPLOYMENT AGREEMENTS

     On December 6, 1999, the Company and Josef H. von Rickenbach, the Company's Chairman and Chief Executive Officer, amended and restated Mr. von Rickenbach's employment agreement, which had originally been entered into on October 20, 1998. The employment agreement has a term of three years. Such three year term is automatically renewed for successive 3 year terms unless either the Company or Mr. von Rickenbach notifies the other party not less than 90 days prior to the automatic renewal date of his or its desire not to renew the agreement. The agreement provides for a current annual base salary of $350,000 and a bonus target of not less than the amount by which $560,000 exceeds his then-current base salary for such fiscal year. In addition to termination as a result of non-renewal by either party, the agreement may be terminated by the Company immediately for "cause" (as defined in the agreement), by Mr. von Rickenbach for "good reason" (as defined in the agreement) or upon death or disability. In addition, the agreement may be terminated at the election of either the Company without cause or by Mr. von Rickenbach with good reason at any time upon 60 days prior written notice. In the event of termination by the Company by non-renewal of the agreement, all options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. In the event of termination by the Company other than for cause, or by Mr. von Rickenbach for good reason, and not in connection with a "change in control" of the Company (as defined in the agreement), or for death or disability, Mr. von Rickenbach would be entitled to receive, (a) payment of his then-current base salary, plus (b) bonus payments in the amount equal to the greater of his target amount for such year and the actual amount he received in the prior year, and

(c) perquisites and benefits, otherwise payable to him through the period ending 3 years from the date of termination. All options would become fully exercisable and all other awards under any other long term incentive plan, whether vested or not (other than in the case of death or disability, in which case such award would equal the amount to which he is entitled as a result of death or disability), would be paid out in a lump sum. In addition, in the event of termination by the Company other than for cause or by Mr. von Rickenbach for good reason during the period beginning 12 months prior to a change of control but after the commencement of substantive discussions that ultimately result in the change of control and ending 18 months following a change in control, Mr. von Rickenbach would be entitled to receive a lump sum payment equal to (a) the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change in control and (b) the amount of base salary, bonus payments (in the amount equal to the greater of his target amount for such year or the actual amount he received in the previous year) and benefits, perquisites and services otherwise payable to him through the date which is 3 years after the date of termination, and (c) outplacement services. In addition, all options would become fully exercisable unless the change in control does not occur before the options terminate in accordance with the terms of the option agreements or the option plans. In all cases, vested options would remain exercisable for the period after termination as specified in the respective option agreements. The agreement further provides that benefits will be supplemented by an additional payment to "gross up" Mr. von Rickenbach for any excise tax under the "golden parachute" tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped).

     Effective August 15, 2000, the Board approved an amendment to Mr. von Rickenbach's employment agreement to provide for an increase in compensation of $100,000 contingent upon the hiring of a new President and Chief Operating Officer of the Company in fiscal year 2001, which was accomplished; his salary increase became effective July 2001. The Board also approved an amendment to the bonus element of his employment agreement, the payment of which was also contingent upon the achievement of certain specified objectives for fiscal year 2001.

     The Company and Carl A. Spalding, President and Chief Operating Officer, are parties to an Executive Change of Control/Severance Agreement dated April 9, 2001. Under the terms of the agreement, if the Company terminates Mr. Spalding's employment without "cause" (as defined in the agreement) at any time, or Mr. Spalding terminates his employment for "good reason" (as defined in the agreement) during the 18 month period following a "change in control" of the Company (as defined in the agreement), Mr. Spalding would be entitled to receive a lump sum cash payment equal to 18 months of his monthly base salary, at the highest monthly base salary rate in effect in the twelve month period prior to the termination of employment, plus the target bonus that could have been payable during the 18 month period following termination, payable in accordance with the Company's regular practice for the payment of bonuses pursuant to its Performance Bonus Plan. In addition, in the event his employment is terminated by the Company without cause more than nine (9) months prior to a change in control, Mr. Spalding is entitled to receive pro-rata vesting of any stock options that would have vested (assuming continued employment) on the next anniversary date of the date of grant of any such stock option. In addition, Mr. Spalding is entitled to accelerated vesting under stock option plans, continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination and accelerated vesting of capital accumulation benefits in the case of his termination by the Company without cause or by Mr. Spalding for good reason in connection with a change in control of the Company. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Spalding for any excise tax under the "golden parachute" tax provisions of the Code.

     The Company and James F. Winschel, Jr., Senior Vice President and Chief Financial Officer, are parties to an Executive Change of Control/Severance Agreement dated April 3, 2001. Under the terms of the agreement, if the Company terminates Mr. Winschel's employment without "cause" (as defined in the agreement) during the period beginning 9 months prior to and ending 18 months following a "change in control" of the Company (as defined in the agreement) or Mr. Winschel terminates his employment "for good reason" (as defined in the agreement) during the 18 month period following a change in control of the Company, Mr. Winschel would be entitled to receive a lump sum cash payment equal to 12 months of his monthly salary, at the highest monthly base salary rate in effect in the 12 month period prior to the termination of employment, plus the target bonus that could have been payable to him during the 12 month period following termination. If Mr. Winschel's employment is terminated without cause not in connection with a change in control of the Company, he is entitled to receive a lump sum cash payment equal to 12 months of his base salary, at the highest monthly base salary in effect in the 12 month period prior to termination of employment plus the pro rata share of the target bonus that could have been payable to him during the year in which termination occurs. Mr. Winschel will also be entitled to accelerated vesting of both stock options and capital accumulation benefits and continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination in the event his employment is terminated without cause, or he terminates his employment for good reason, in connection with a change in control of the Company. The agreement further provides that the benefits will be supplemented by an additional payment to "gross up" Mr. Winschel for any excise tax under the "golden parachute" tax provisions of the Code.

     Dr. Herrmann, a member of the Board, entered into a letter agreement of employment with the Company effective July 1, 1997, which was amended on April 1, 1998. Dr. Herrmann's most recent annual base salary under this agreement was $118,731. In addition, Dr. Herrmann and PAREXEL GmbH, a subsidiary of the Company, were parties to an employment agreement dated June 30, 1993 and amended effective July 1, 1997 and April 1, 1998. Dr. Herrmann's most recent annual base salary under this agreement was approximately $69,458 (DM 160,000). Effective June 30, 2001, Dr. Herrmann retired from his employment with the Company (but not as a member of the Board) and PAREXEL GmbH and both agreements terminated. The Company and Dr. Herrmann have entered into an arrangement in which Dr. Herrmann will provide consulting services to the Company. He will be compensated at a rate of $2,040 per day for 20 days of service in the U.S., approximately $1,476 (DM 3,400) per day for 20 days of service in Germany, $2,400 per day for each additional day of service in the U.S. over 20 days and approximately $1,736 (DM 4,000) for each additional day of service in Germany over 20 days.

     The Company and Barry R. Philpott, President of Clinical Research Services, are parties to a letter agreement of employment dated July 6, 1993, as supplemented by a letter dated November 15, 2000. Mr. Philpott's current annual base salary is approximately $233,380 (L165,000) and he is eligible to participate in the Company's Performance Bonus Plan. The Company may terminate Mr. Philpott's employment upon twelve months' notice, except in the case of gross misconduct. Mr. Philpott must give 12 month's notice prior to his voluntary termination of employment.

     In addition, on October 20, 1998, the Company entered into an Executive Severance Agreement with Mr. Philpott. Under the terms of the agreement, if the Company terminates Mr. Philpott's employment without "cause" (as defined in the agreement) or Mr. Philpott terminates his employment for "good reason" (as defined in the agreement) during the period beginning nine months prior to and ending 18 months following a "change of control" of the Company, as defined in the agreement, Mr. Philpott would be entitled to receive specified severance benefits. If employment is terminated prior to a change of control, he would be entitled to receive a lump sum cash payment equal to the salary he would have received between the date of termination and the change of control, assuming he had remained employed by the Company through the change of control, plus a lump sum cash severance payment equal to 12 months of his monthly base salary, at the highest monthly base salary rate in effect in the 12 month period prior to the termination of employment, plus the maximum annual bonus that could have been payable during the year in which the change of control occurs. If employment is terminated following a change of control by Mr. Philpott for "good reason" or by the Company without "cause" (both as defined in the agreement), he would be entitled to receive a lump sum cash severance payment equal to 12 months of his monthly base salary, at the highest monthly base salary rate in effect for him in the 12 month period prior to the termination of employment, plus the maximum annual bonus that would have been payable during the year in which the change of control occurs. In addition, in either event, Mr. Philpott is entitled to accelerated vesting under incentive compensation, stock option and benefit plans of the Company, and for a period of 12 months following the change of control, insurance coverage substantially similar to the coverage he had been receiving prior to any such termination. However, such accelerated vesting of stock options would not occur if the change in control does not occur before the options terminate in accordance with the terms of the option agreements or the option plans.

     The Company's French subsidiary and Paule A. Dapres, Executive Vice President, Clinical Research Services, are parties to an employment agreement dated December 19, 1997. Dr. Dapres' current base salary is approximately $194,160 (FF1,500,000) and she is eligible to participate in annual bonus opportunities under the Company's Performance Bonus Plan. She is also eligible to receive bonuses based upon the level of travel she must do in the performance of her duties. The Company may terminate Dr. Dapres' employment upon either six months advance notice or payment of six months base salary.

     The Company and Ulf I. Schneider, Senior Vice President and Chief Administrative Officer, are parties to a letter agreement of employment dated August 30, 1996, as amended. Dr. Schneider's current annual base salary is approximately $173,644 (DM 400,000) and he is eligible to receive an annual bonus equal to up to 35% of his base salary. The Company may terminate Dr. Schneider's employment upon payment of severance benefits equal to one month's base salary and bonus per full year of service, with a minimum payment equal to six months' base salary and bonus and a maximum payment equal to twelve months' base salary and bonus.

     Each of the executive officers of the Company are bound by the terms of a Key Employee Confidentiality and Invention Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during and for one year subsequent to the term of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a Director of the Company.

                            DIRECTORS' COMPENSATION

     Non-employee members of the Board receive an annual lump sum payment of $25,000 payable in July of each year for service as a Director during the immediately preceding fiscal year ended June 30, pro rated according to the length of any such Board service for such fiscal year if less than a full year. In addition, non-employee Directors receive $1,500 per day for each in-person meeting of the Board and $750 per day for each meeting of the Board attended by telephone conference call.

     All non-employee Directors receive option grants according to a discretionary arrangement. Each non-employee Director also receives an option grant for 1,000 shares of Common Stock for each in-person meeting of the Board and its committees attended (500 shares for each in-person committee meeting attended on the same date as an in-person Board meeting), an option grant for 500 shares for each Board meeting attended by telephone conference call and an option grant for 1,000 shares for each committee meeting attended by telephone conference call. During the fiscal year ended June 30, 2001, non-employee Directors were granted options to purchase 100,000 shares of Common Stock in aggregate. The non-employee Directors were granted options for the following number of shares of Common Stock under the Company's Second Amended and Restated 1995 Stock Option Plan (the "1995 Plan") during fiscal year 2001: Mr. Callow, 32,000; Mr. Eagle, 7,000; Dr. Fortune, 27,000; Mr. Okun, 27,500; and Mr. Sobo,
6,500. The exercise prices for these option grants ranged from $8.75 to $15.88. The options granted to non-employee Directors vest in three equal annual installments commencing on the first anniversary of the date of grant, unless a change in control of the Company occurs in which case they become fully exercisable.

               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Overview. The Company's executive compensation program is administered by the Compensation Committee and the Stock Option Committee of the Board of Directors (the "Compensation Committee" and "Stock Option Committee," respectively, and "Committees," collectively). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the non-equity compensation of senior management, reviews, as appropriate, other compensation standards of the Company and administers the Company's 401(k) Savings and Retirement Plan. The Stock Option Committee, pursuant to authority delegated by the Board of Directors, establishes each year the equity compensation of senior management, reviews, as appropriate, equity compensation standards of the Company, and administers the Company's 1987 Stock Plan, 1989 Stock Plan, the 1995 Plan, 1995 Non-Employee Director Stock Option Plan, 1998 Non-Qualified, Non-Officer Stock Option Plan and the 2000 Employee Stock Purchase Plan.

     The members of the Compensation Committee and the Stock Option Committee, all of whom are non-employee Directors, bring expertise in matters relating to executive compensation to their service on the Compensation and Stock Option Committees gained through their experience on other Boards of Directors of public and private companies, and through serving as senior executives at other companies. The current members of the Compensation Committee are A. Dana Callow, Jr. and Serge Okun. The current members of the Stock Option Committee are Mr. Callow and Patrick J. Fortune.

     Procedure for Establishing Compensation. During fiscal year 2001, the Compensation Committee established the annual compensation for the Company's executive officers, other than the CEO, based, in part, on recommendations of the Company's Chief Executive Officer. The Committee reviewed the recommendations, taking into account the following factors: (i) external market data on executive compensation; (ii) the Company's performance; (iii) the individual's contribution to the Company's success; (iv) the competitive environment for the retention of executive talent; and (v) the internal equity of compensation levels among executive officers.

     Elements of Executive Compensation. The Company's compensation policy for executive officers for the fiscal year ended June 30, 2001 was designed to achieve the following objectives: (i) to enhance profitability of the Company and align management's long-term interests with those of the stockholders; (ii) to reward executives consistent with the Company's annual and long-term performance goals; (iii) to recognize individual initiative and achievement and
(iv) to provide competitive compensation that will attract and retain qualified executives.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Company and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Company and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans and the Company's 2000 Employee Stock Purchase Plan, which are generally available to all employees of the Company.

     Base Compensation. Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Company's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies; (v) annual compensation increases at such companies; and (vi) corporate and individual performance. The Compensation Committee's review of the foregoing factors is subjective and the Compensation Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers. For fiscal year 2001, base salaries and variable incentive compensation opportunities for executive officers of PAREXEL were targeted at levels which would cause total annual compensation (i.e., salary and bonus) of executive officers to average at approximately the median of compensation for officers of comparatively sized companies and for overall industry practice.

     Performance-Based Compensation. The Company's performance-based compensation policies are designed to reward executive officers when the Company meets or exceeds pre-determined goals and are also based on various non-financial objectives such as the ability to recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. In establishing performance bonus formulas for the Company's executive officers for fiscal year 2001, the Compensation Committee considered: (i) the annual base compensation of each individual; (ii) individual performance; (iii) the actual performance of the Company as compared to projected performance under the Company's annual operating plan; (iv) the projected future performance of the Company; (v) the general business environment; and (vi) periodically published surveys of performance compensation at comparable companies. The Compensation Committee's review of the foregoing factors was subjective and the Compensation Committee did not assign a fixed value or weight to any specific factors when making its decisions regarding potential bonuses of executive officers.

     Executive Officers of the Company are eligible to participate in the Company's Performance Bonus Plan. Each participating executive officer has a specific target award that is expressed as a percentage of his or her base salary, ranging from 25% to 60%. The award is calculated based upon the financial performance of the participant's business unit, total company performance, achievement of the participant's individual goals, or a combination of the three. For fiscal year 2001, the executive officers of the Company were each paid a bonus equal to 80-100% of his or her bonus potential under that plan.

     Stock Options. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of the Company's stockholders. When establishing stock option grant levels for fiscal year 2001, the Company's Stock Option Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price. Stock options granted under the Company's stock plans generally have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Stock options granted to executive officers in fiscal year 2001 become exercisable in four equal annual installments.

     In awarding stock options, the Stock Option Committee reviewed: (i) the overall compensation package of each executive officer; (ii) periodically published surveys of stock option awards at comparable companies; (iii) individual performance during the fiscal year in question; and (iv) past financial performance and future expectations. For new executive officers, the Stock Option Committee also considered the general and industry-specific business environment and the expected contribution of the executive officer to the Company over the short and long term.

     In fiscal year 2001, certain executive officers of the Company were awarded non-qualified stock options. In the aggregate, the executive officers were granted options to purchase 607,500 shares of Common Stock.

     CEO Compensation. Generally, Mr. von Rickenbach, the Company's Chairman of the Board and Chief Executive Officer, may participate in the same compensation programs that are available to the Company's other executive officers and his compensation is reviewed annually in accordance with the policies applicable to other executive officers as described above. Mr. von Rickenbach was paid a bonus of $219,375 for fiscal year 2001, pursuant to the terms of his employment agreement, as a result of the achievement of certain specified objectives for fiscal year 2001. These objectives were based in part on the appreciation in the stock price of the Company's Common Stock and in part on the satisfaction of the Company's financial and business objectives.

     As described above, during fiscal year 2001, Mr. von Rickenbach was granted stock options to purchase 200,000 shares of Common Stock at a price of $12.30 per share. The exercise price was above the fair market value of such stock on the date of grant. All of the options were non-qualified options.

     Deductibility of Executive Compensation. In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committees have considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Committees' present intention that, for so long as it is consistent with the Company's overall compensation objective, executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

     No member of the Compensation Committee or the Stock Option Committee is a current or former officer or employee of the Company or any of its subsidiaries.

                         Respectfully submitted by the:

Compensation Committee:                     Stock Option Committee:
A. Dana Callow, Jr.                         A. Dana Callow, Jr.
Serge Okun                                  Patrick J. Fortune

                            STOCK PERFORMANCE GRAPH

     The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock from June 30, 1996 through June 30, 2001, with the cumulative total return of the Nasdaq U.S. Stock Index and the Nasdaq Health Services Index over the same period. The comparison assumes $100 was invested on June 30, 1996 in the Company's Common Stock, in the Nasdaq U.S. Stock Index and in the Nasdaq Health Services Index and assumes reinvestment of dividends, if any.

                                 [STOCK GRAPH]

--------------------------------------------------------------------------------------
                       June 30,   June 30,   June 30,   June 30,   June 30,   June 30,
                         1996       1997       1998       1999       2000       2001
--------------------------------------------------------------------------------------
 PAREXEL
  International
  Corporation          $100.00    $131.61    $150.78    $ 55.18    $ 39.64    $ 80.83
 Nasdaq U.S. Stock
  Index                 100.00     121.60     160.06     230.22     340.37     184.51
 Nasdaq Health
  Services Index        100.00      92.41      90.03      84.72      65.40      93.22

     The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                 PROPOSAL TO APPROVE 2001 STOCK INCENTIVE PLAN

     On September 13, 2001, the Board approved the PAREXEL International 2001 Stock Incentive Plan (the "Plan"), subject to approval of the Plan at the 2001 Annual Meeting of Stockholders of the Company. The Company is seeking approval of the Plan in order to continue to provide eligible participants (employees, officers, directors, consultants and advisors) with long term incentive opportunities thereby aligning the interests of such participants with those of the Company's stockholders. As of September 25, 2001, the Company's 1995 Plan had a total of only 22,722 shares of the Company's common stock remaining available for future option grants to such participants. A favorable vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company present or represented and voting at the Meeting is required for approval of the Plan. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH APPROVAL. The following summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to this Proxy Statement. In addition, a copy of the Plan may be obtained from the Clerk of the Company or may be accessed from the SEC's home page (www.sec.gov).

                         PRINCIPAL FEATURES OF THE PLAN

     Purpose. The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. All of the Company's and its subsidiaries' employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (an "Award") under the Plan.

     Administration. The Plan will be administered by the Stock Option Committee (pursuant to authority delegated to it by the Board of Directors), which consists of not less than two members, each member of which is an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Stock Option Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. All decisions by the Stock Option Committee shall be made in the Stock Option Committee's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

     Stock Available for Awards. Subject to adjustment in the event of stock splits and other similar events, Awards may be made under the Plan for up to 1,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     Subject to adjustment, the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the Plan shall be 500,000 per calendar year.

     Stock Options. The Stock Option Committee may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. The Stock Option Committee may grant incentive stock options, as defined in Section 422 of the Code ("Incentive Stock Options"), and non-qualified stock options ( "Nonstatutory Stock Option") under the Plan. Incentive Stock Options may only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.

          - Exercise Price. The Stock Option Committee will establish the exercise price at the time each Option is granted, which shall not be less than 100% of the fair market value of the Common Stock, as determined by (or in a manner approved by) the Stock Option Committee in good faith ("Fair Market Value") at the time the Option is granted. The exercise price for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new security with a lower exercise price, without the prior approval of the Company's stockholders.

          - Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Stock Option Committee may specify in the applicable option agreement, provided, however, that no Option shall be granted for a term in excess of 10 years.

          - Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Stock Option Committee may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof.

     Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-participant limit, and (iii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Stock Option Committee shall determine necessary and appropriate.

     Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, all then unexercised Options will become exercisable in full prior to the effective date of such liquidation or dissolution and will terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

     Consequences of a Reorganization Event. Upon the occurrence of either (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction (a "Reorganization Event"), or the execution by the Company of any agreement with respect to a Reorganization Event, the Stock Option Committee shall provide that all outstanding Options shall, following consummation of the Reorganization Event, confer the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration received as a result of the Reorganization Event by holders of Common Stock. However, the Committee may provide that all outstanding Options will be convertible into only common stock of the succeeding corporation in the event that the consideration received in the Reorganization Event was not solely common stock of the succeeding corporation.

     If the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options as discussed above, then all then unexercised Options will terminate immediately prior to the consummation of such Reorganization Event; provided, however, that in certain circumstances the Stock Option Committee may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each participant shall receive, in exchange therefor, a cash payment.

     Transferability of Awards. Except as the Stock Option Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

     Termination of Status. The Stock Option Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, the participant's legal representative, conservator, guardian or designated beneficiary may exercise rights under the Award.

     Withholding. Each participant shall pay to the Company, or make provision satisfactory to the Stock Option Committee for payment of, any taxes required by law to be withheld in connection with Awards to such participant no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a participant.

     Amendment of Award. The Stock Option Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the participant's consent to such action shall be required unless the Stock Option Committee determines that the action, taking into account any related action, would not materially and adversely affect the participant.

     Acceleration. The Stock Option Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

     Effective Date and Term of Plan. The Plan became effective on September 13, 2001, but no Award granted to a participant that is intended to comply with
Section 162(m) of the Code ("Section 162(m)") shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after September 13, 2011.

     Amendment of Plan. The Stock Option Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)), and further provided that provisions relating to option repricing may not be amended without stockholder approval.

     The granting of awards under the Plan is discretionary and the individuals who may become participants and receive Awards under the Plan, and the number of shares they may acquire, are not determinable. The Company had 4,640 employees on June 30, 2001. No Awards have been made under the Plan to date. On September 25, 2001, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $11.03.

                            FEDERAL TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the participant sells ISO Stock more than two years from the date the option was granted (the "Grant Date") and more than one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock prior to satisfying the above waiting periods (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Non-statutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Tax Consequences to the Company. The grant of an Award under the Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company or its parent or subsidiary, as the case may be, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including as a result of the exercise of a non-statutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     Upon the recommendation of the Company's Audit Committee, the Company's Board of Directors determined to change the principal accountants for the Company from PWC to Arthur Andersen LLP ("Arthur Andersen"), effective as of October 4, 2001, to serve as independent auditors for the Company for the fiscal year ending June 30, 2002.

     During the Company's two most recently completed fiscal years and the subsequent interim period preceding the determination to change principal accountants, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years. PWC's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for a reference in its report on the financial statements for the year ended June 30, 2000 to the restatement of the financial statements described therein. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Company engaged Arthur Andersen as the Company's principal accountants effective as of October 4, 2001. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Arthur Andersen, neither the Company nor anyone on its behalf consulted with Arthur Andersen regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Arthur Andersen that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Representatives of PWC are not expected to be present at the Annual Meeting.

     The Board recommends a vote FOR ratification of the selection of Arthur Andersen LLP to serve as auditors for the year ending June 30, 2002. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Board in selecting auditors for future fiscal years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ARTHUR ANDERSEN LLP.

                                   AUDIT FEES

     The aggregate fees billed to the Company by PWC for professional services for the review of the Company's annual financial statements for the year ended June 30, 2001 and review of the financial statements included in the Company's Quarterly Reports on Form 10-Q in fiscal year 2001 was approximately $452,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed to the Company by PWC for financial system design and implementation services in fiscal year 2001.

ALL OTHER FEES

     The aggregate fees billed to the Company by PWC for services other than Audit Fees described above for fiscal year 2001 was approximately $823,000 for tax services.

                       AMENDMENT TO THE COMPANY'S BY-LAWS

     On September 13, 2001, in accordance with the Company's articles of organization, the Board of Directors amended and restated the Company's by-laws to provide that most of the duties and responsibilities delegated to the office of the President in the by-laws in effect prior to the amendment and restatement would instead be delegated to the office of the Chief Executive Officer of the Company. A copy of the amended and restated by-laws are attached as Exhibit 3.2 to the Company's Annual Report on Form 10-K filed with the SEC on September 24, 2001 and may be accessed from the SEC's home page (www.sec.gov) or obtained from the Clerk of the Company.

                                 OTHER MATTERS

     The Board does not intend to bring any matters before the Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Proxy Statement and form of proxy to be furnished to all stockholders entitled to vote at the Company's 2002 Annual Meeting of Stockholders must be received at the Company's principal executive offices not later than June 10, 2002.

     In addition, the by-laws of the Company require that a stockholder seeking to have any business conducted at a meeting of stockholders give notice to the Company not less than 60 and not more than 90 days prior to the scheduled meeting. However, if the meeting is either a special meeting in lieu of an annual meeting of stockholders to be held prior to the date specified in the by-laws or is a special meeting and less than 70 days' notice is given of the date of the meeting, a stockholder will have 10 days from the earlier of (a) the date on which notice of such meeting was mailed or (b) the date that public disclosure was made of such meeting date in which to give such notice. The notice from the stockholder must describe the proposed business to be brought before the meeting and include information about the stockholder making the proposal, any beneficial owner on whose behalf the proposal is made, and any other stockholder known to be supporting the proposal. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

     Proponents should submit their proposals by certified mail return receipt requested. Such stockholder proposals should be submitted to PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451,
Attention: Clerk.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by the Company's officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. In addition, the Company has engaged the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee not to exceed $7,500, plus out of pocket expenses.

                                                                      APPENDIX A

                       PAREXEL INTERNATIONAL CORPORATION

                            AUDIT COMMITTEE CHARTER

                               PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders, or to the general public, and (ii) the Corporation's internal financial and accounting controls.

                       COMPOSITION OF THE AUDIT COMMITTEE

     The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement, and income statement; or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

               RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

     To fulfill its responsibilities and duties, the Committee shall:

DOCUMENT REVIEW

     1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

     2. Review with representatives of management and representatives of the external accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

     3. Take steps designed to ensure that the independent accounting firm review the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

EXTERNAL ACCOUNTING FIRM

     4. Recommend to the Board of Directors the selection of the external accounting firm, and approve the fees and other compensation to be paid to the external accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such external accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

     5. On an annual basis, receive from the external accounting firm a formal written statement identifying all relationships between the external accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the external accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the external accounting firm.

     6. On an annual basis, discuss with representatives of the external accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

     7. Meet with the external accounting firm prior to the audit to review the planning and staffing of the audit. The Committee should also, on occasion, meet in private session with the auditors to ensure that independent lines of communication are maintained.

     8. Evaluate the performance of the external accounting firm and recommend to the Board of Directors any proposed discharge of the external accounting firm when circumstances so warrant. The external accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

INTERNAL AUDIT

     9. Approve the hiring of any individual or firm as Internal Audit manager.

     10. Meet with the Internal Audit manager on a periodic basis to communicate expectations, review audit plans, monitor and assess performance, review audit findings, and provide direction/feedback, as appropriate. Furthermore, the Committee should, on occasion, meet in private session with the Internal Audit manager to ensure that independent lines of communication are maintained.

FINANCIAL REPORTING PROCESSES

     11. In consultation with the external accounting firm, Internal Audit manager, and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

COMPLIANCE

     12. To the extent deemed necessary, the Committee shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

REPORTING

     13. Prepare, in accordance with the rules of the SEC, as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Date:  February 14, 2001

                                                                      APPENDIX B

                       PAREXEL INTERNATIONAL CORPORATION

                           2001 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this 2001 Stock Incentive Plan (the "Plan") of PAREXEL International Corporation, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION AND DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

While the common stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended or replaced from time to time (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code ("Section 162(m)") and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act.

4. STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 6, Awards may be made under the Plan for up to 1,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 6 the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m).

5. STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value") at the time the Option is granted.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option shall be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in

Section 4(b), and (iii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine in good faith that such an adjustment or substitution is necessary and appropriate. If this Section 6(a) applies and Section 6(c) also applies to any event, Section 6(c) shall be applicable to such event, and this
Section 6(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

     (c) Reorganization Events

          (1) Definition. A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock then exercisable under such outstanding Options, exceeds (B) the aggregate exercise price of such Options.

7. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

     (i) Limitations on Option Repricings.  Except for adjustments pursuant to
Section 6, the exercise price for any outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new security with a lower exercise price, without the prior approval of the Company's stockholders.

8. MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by
Section 162(m) (including the vote required under Section 162(m)), and further provided that the provisions of Section 7(i) (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders.

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                                                                      1462-PS-01

                                  DETACH HERE

                                     PROXY

                       PAREXEL INTERNATIONAL CORPORATION

       PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 13, 2001
                      SOLICITED BY THE BOARD OF DIRECTORS


The undersigned Stockholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Josef H. von Rickenbach and Mark T. Beaudouin and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held at the Museum of Our National Heritage, 33 Marrett Road, Lexington, Massachusetts on November 13, 2001 at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 8, 2001, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL IN ITEMS 2 AND 3.


-----------                                                        -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE
-----------                                                        -----------

                                  DETACH HERE

[X] Please mark
    votes as in
    this example.


  1. To elect two (2) Class III Directors to each serve for a term continuing until the annual meeting of stockholders in 2004 and until his successor is duly elected & qualified.

      NOMINEES:
      (01) Josef H. von Rickenbach, (02) A. Dana Callow, Jr.

                    FOR              WITHHELD
                    [ ]                [ ]



     [ ]____________________________________
        For nominees except as noted above


                                                   FOR      AGAINST   ABSTAIN
  2.  To approve the PAREXEL International         [  ]       [  ]      [ ]
      Corporation 2001 Stock Incentive Plan.


  3.  To ratify the selection of Arthur            FOR      AGAINST   ABSTAIN
      Andersen LLP as auditors for the fiscal      [  ]       [  ]      [ ]
      year ending June 30, 2002.



                                                         MARK HERE        [ ]
                                                        FOR ADDRESS
                                                        CHANGE AND
                                                       NOTE AT LEFT



                               THIS PROXY SHOULD BE DATED AND SIGNED BY THE
                               STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME
                               APPEARS HEREON AND RETURNED PROMPTLY IN THE
                               ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


Signature: ______________ Date: _______  Signature: ______________ Date: _______